UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 13, 2008

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 13, 2008, Macy's, Inc. ("Macy's") issued a press release announcing Macy's financial condition and results of operations for the 13 and 26 weeks ended August 2, 2008.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains certain non-GAAP financial measures of diluted earnings per share from continuing operations, operating income and operating income as a percent of sales, excluding certain items.  The excluded items include division consolidation costs, asset impairment charges associated with acquired indefinite lived private brand tradenames and May Company merger integration costs.  Management believes that diluted earnings per share from continuing operations, operating income and operating income as a percent of sales, excluding certain items, are useful measures in evaluating Macy's ability to generate earnings from continuing operations and that providing such measures will allow investors to more readily compare the earnings referred to in the press release to the earnings provided by Macy's in past and future periods.  Management believes that excluding division consolidation costs, asset impairment charges associated with acquired indefinite lived private brand tradenames and May Company merger integration costs from these calculations is particularly useful where the amounts of such items are not consistent in the periods presented.  However, the reader is cautioned that any non-GAAP financial measures provided by Macy's are provided in addition to, and not as an alternative for, Macy's reported results prepared in accordance with GAAP.  Certain items that may have a significant impact on Macy's financial position, results of operations and cash flows must be considered when assessing Macy's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures.  Additionally, the methods used by Macy's to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures provided by Macy's may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Press Release of Macy's dated August 13, 2008.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: August 13, 2008	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller

Index to Exhibits

Index Number

99.1	Press Release of Macy's dated August 13, 2008.